UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 14, 2007

iCAD, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-9341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On December 14, 2007 Maha Sallam, PhD, a Director and Vice President of iCAD, Inc. (“iCAD”), established a trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 (“Exchange Act”). Under this plan, which Ms. Sallam established in order to diversify her personal financial portfolio and for tax and financial planning purposes, she has directed Charles Schwab & Co., Inc. to sell a maximum of 30,000 shares per month of iCAD common stock, beginning January 2, 2008 through October 31, 2008. Each sale transaction under the plan is to occur at or above a pre-determined minimum price and no more than 20% of total stock traded for iCAD can be sold under the plan on any particular day. Sales for each month under the plan will be made within a five day period to help minimize the number of reports Ms. Sallam will need to make under the Exchange Act.

iCAD does not undertake to report other Rule 10b5-1 plans that may be adopted by any of its officers or directors in the future, or to report any modifications or termination of any publicly announced plan or to report any plan adopted by an employee who is not an executive officer, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC.
(Registrant)

By:	/s/ Darlene M. Deptula-Hicks
Darlene M. Deptula-Hicks
Executive Vice President of Finance, Chief Financial Officer
Date: December 18, 2007